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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of CSK Auto Corporation of our reports dated April 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of CSK Auto Corporation as of February 2, 1997 and for the year then ended. We also consent to the references to our firm under the caption "Experts" and "Selected Financial Data".

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
December 23, 1997